U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2017

INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 618-5243

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) and (e) On July 17, 2017, Integer Holdings Corporation (the “Company”) announced that Joseph W. Dziedzic, age 49, had been appointed by the Company’s Board of Directors (the “Board”) to serve as the Company’s President & Chief Executive Officer, removing the current interim designation, and that Mr. Dziedzic had entered into an employment agreement, dated July 16, 2017 (the “Employment Agreement”) with the Company. Mr. Dziedzic has served as the Company’s Interim President & Chief Executive Officer since March 27, 2017 and as a director of the Company since February 2013. Mr. Dziedzic’s other business experience during the past five years is described in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 17, 2017, which is incorporated herein by this reference.
The Employment Agreement is the result of the Board’s review of current compensation and employment contract practices among the Company’s peer group companies. The Employment Agreement has an initial term that expires on July 16, 2020, subject to renewal periods as provided for in the Employment Agreement. Under the terms of the Employment Agreement, Mr. Dziedzic’s base salary is $850,000 per year, subject to annual review, and Mr. Dziedzic is eligible to participate in the Company’s cash and equity-based incentive award programs available to the Company’s executive officers. Mr. Dziedzic’s short term cash incentive plan target for fiscal years 2017 and 2018 is equal to 100% of his annual base salary, subject to pro-ration in fiscal year 2017 based upon the effective date of the Employment Agreement. In addition, Mr. Dziedzic is eligible to receive an award under the Company’s long term incentive program in an amount equal to 390% of his annual base salary at the target level and up to 480% of his annual base salary at maximum performance during each of fiscal years 2017 and 2018, subject to pro-ration in fiscal year 2017 based upon the effective date of the Employment Agreement. Subsequent to fiscal years 2017 and 2018, Mr. Dzeidzic’s short term cash incentive plan and long term incentive program target and maximum percentage opportunities will be determined by the Board. Mr. Dziedzic is also eligible to participate in any health and medical, profit-sharing, retirement and insurance plans and programs that are generally offered to the Company’s executives.
Upon entry into the Employment Agreement, Mr. Dziedzic received, as provided for in the Employment Agreement, a one-time special equity grant having an aggregate value of $2.0 million, consisting of (i) $1.0 million in value of restricted stock units that vest in three equal annual installments beginning on the last day of fiscal year 2017 and (ii) $1.0 million in value of non-qualified stock options that will vest and become exercisable in three equal annual installments on the last day of each fiscal year beginning with fiscal year 2017. Mr. Dziedzic is also eligible to participate in the Company’s relocation program following his entry into the Employment Agreement.
In the event of Mr. Dziedzic’s permanent disability (as defined in the Employment Agreement) or death, the Employment Agreement provides for (i) payment to Mr. Dziedzic of a lump sum amount equal to Mr. Dziedzic’s then-current base salary and a lump sum amount equal to the Company’s financial contribution towards Mr. Dziedzic’s health and medical benefits for a twelve month period and (ii) the immediate vesting of all outstanding time-based equity awards and the vesting of performance-based equity awards in accordance with the provisions of the applicable equity plan under which such awards were granted. Except during a COC Protection Period (as described below), in the event of Mr. Dziedzic’s termination of employment by the Company without cause or by Mr. Dziedzic with good reason (each as defined in the Employment Agreement), the Employment Agreement provides for (i) payment to Mr. Dziedzic of a lump sum amount equal to 200% of Mr. Dziedzic’s then-current base salary and (ii) immediate vesting (in the case of time-based awards) and continued pro-rata vesting based upon achievement of performance metrics (in the case of performance-based awards) of outstanding equity awards. During a COC Protection Period, in the event of Mr. Dziedzic’s termination of employment by the Company without cause or by Mr. Dziedzic with good reason, the Employment Agreement provides for (i) payment to Mr. Dziedzic of a lump sum amount equal to 200% of the sum of: (A) Mr. Dziedzic’s then-current base salary and (B) Mr. Dziedzic’s short term cash incentive plan payment at the target level for the then-current year; (ii) reimbursement of specified moving expenses for any single move by Mr. Dziedzic of his primary residence to another location if Mr. Dziedzic had previously moved his primary residence, at the Company’s request, during the calendar year immediately prior to his termination and (iii) immediate vesting (in the case of time-based awards) and continued pro-rata vesting based upon achievement of performance metrics (in the case of performance-based awards) of outstanding equity awards. As defined in the Employment Agreement, a “COC Protection Period” means, in the event that a change of control (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, the period commencing on the date of the change of control and ending the date that is two years following the occurrence of the change of control.
The Employment Agreement contains standard confidentiality and invention provisions and a non-competition provision restricting Mr. Dziedzic from competing with the Company or soliciting the Company’s employees during the term of the Employment Agreement and for a period of 24 months thereafter.
The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. A copy of the press release announcing the appointment of Mr. Dziedzic as President & Chief Executive Officer is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated July 16, 2017, by and between Integer Holdings Corporation and Joseph W. Dziedzic
99.1	Press Release dated July 17, 2017.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated July 16, 2017, by and between Integer Holdings Corporation and Joseph W. Dziedzic
99.1	Press Release dated July 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	July 17, 2017	INTEGER HOLDINGS CORPORATION

		By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, General Counsel & Secretary